Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 2 to the Quarterly Report on Form 10-Q/A of Marchex, Inc. (the “Company”) for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Edwin Miller, as Principal Executive Officer, and Holly A. Aglio, as Principal Financial Officer, of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 8, 2024	By:	/s/ Edwin Miller
	Name:	Edwin Miller
	Title:	CEO (Principal Executive Officer)

Date: February 8, 2024	By:	/s/ HOLLY A. AGLIO
	Name:	Holly A. Aglio
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)